Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Landec Corporation Reports Fourth Quarter and Full Fiscal Year 2022 Results

Recently announced intent to rename and rebrand to Lifecore Biomedical, along with leadership and Board changes
Lifecore segment revenues increased 6.9% to $27.6 million in fiscal fourth quarter, and increased 11.5% to $109.3 million for the full fiscal year 2022, as compared to the respective prior year periods
Lifecore segment EBITDA increased 14.5% to $8.8 million in fiscal fourth quarter, and increased 16.4% to $28.5 million for the full fiscal year 2022, as compared to the respective prior year periods
Lifecore segment adjusted EBITDA increased 15.9% to $8.9 million in fiscal fourth quarter, and increased 17.9% to $28.9 million for the full fiscal year 2022, as compared to the respective prior year periods
Introduces fiscal 2023 full year guidance for Lifecore

SANTA MARIA, CA & MINNEAPOLIS, MN – August 10, 2022 - Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness company with two operating businesses, Lifecore Biomedical, Inc. (“Lifecore”) and Curation Foods, Inc. (“Curation Foods”), reported results for the fiscal 2022 fourth quarter ended May 29, 2022. Additionally, as reported today in a separate press release, the Company announced its path forward as a CDMO-focused life sciences company, complete with a corporate rebranding to Lifecore Biomedical, new ticker symbol, and the naming of its go-forward executive leadership team and Board of Directors.

CEO COMMENTS:
James G. Hall, CEO of Landec Corporation and President of Lifecore, commented, "Lifecore finished the year on a high note — we delivered full year revenue growth of 11.5% to $109.3 million and adjusted EBITDA growth of 18% to $28.9 million — both of which exceeded our full year fiscal 2022 goals. Our business remains very well positioned as a fully-integrated CDMO with highly differentiated capabilities for the development, fill and finish of complex sterile, injectable-grade pharmaceutical products. Lifecore is aligned with large and growing addressable markets with attractive underlying tailwinds and we have a long history of success, proven by our long-term customer relationships and low turnover. Looking ahead to fiscal 2023, our growth continues to be driven by our robust development pipeline and we remain focused on driving towards a multi-year acceleration of annual revenue growth into the mid- to high-teens based upon current pipeline characteristics and favorable industry tailwinds in the coming years."
LANDEC FISCAL FOURTH QUARTER 2022 BUSINESS HIGHLIGHTS:
As previously reported, on December 13, 2021 the Company closed on the sale of its Curation Foods' fresh packaged salads and vegetables business (the “Eat Smart Disposition”), and as such, those results are reflected as discontinued operations in all periods presented within the Company’s financial statements. The operations associated with the Company's remaining Curation Foods assets will continue to be reflected in its consolidated financial results until their eventual disposition, at which time they will be transitioned into discontinued operations.
•Consolidated revenues of $47.6 million, an increase of 6.0% year-over-year

•Consolidated gross profit of $11.5 million, a decrease of 21.1% year-over-year, primarily due to cost inflation due to industry supply chain disruption at Curation Foods
•Consolidated net loss from continuing operations of $35.9 million, which includes a non-cash goodwill and intangibles impairment charge of $27.0 million, net of taxes, related to the avocado products business and $7.0 million of restructuring and other non-recurring charges such as legal expenses, both net of tax
•Consolidated adjusted EBITDA of $6.0 million, compared to $6.3 million in the prior year period, a decrease of 3.8% year-over-year
•Lifecore segment adjusted EBITDA of $8.9 million, compared to $7.7 million in the prior year period, an increase of 15.9% year-over-year

LANDEC FISCAL YEAR 2022 BUSINESS HIGHLIGHTS:
•Consolidated revenues of $185.8 million, an increase of 8.3% year-over-year
•Consolidated gross profit of $50.6 million, an increase of 0.2% year-over-year
•Consolidated net loss from continuing operations of $46.1 million, which includes a non-cash goodwill and intangibles impairment charge of $27.0 million, net of taxes, related to the avocado products business and $17.2 million of restructuring and other non-recurring charges such as legal expenses, both net of tax
•Consolidated adjusted EBITDA of $23.0 million, compared to $17.9 million in the prior year period, an increase of 28.7% year-over-year
•Lifecore segment adjusted EBITDA of $28.9 million, compared to $24.5 million in the prior year period, an increase of 17.9% year-over-year

CONSOLIDATED FISCAL FOURTH QUARTER 2022 RESULTS:
Fiscal fourth quarter 2022 results compared to fiscal fourth quarter 2021 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	May 29, 2022	May 30, 2021	Amount	%
Revenues	$47,627	$44,916	$2,711	6%
Gross profit	11,508	14,580	(3,072)	(21)%
Net loss	(35,882)	(1,444)	(34,438)	(2385)%
Adjusted net income (loss)*	(1,876)	121	(1,997)	N/M
Diluted net loss per share	(1.22)	(0.05)	(1.17)	(2378)%
Adjusted diluted net income (loss) per share*	(0.01)	—	(0.01)	N/M
EBITDA*	(30,723)	2,896	(33,619)	N/M
Adjusted EBITDA*	6,020	6,257	(237)	(4)%
* See “Non-GAAP Financial Information” at the end of this release for more information and for a reconciliation of certain financial information.

Revenues increased $2.7 million year-over-year, which was primarily a result of a 6.9% increase in Lifecore segment revenues and a 4.9% increase in Curation Foods segment revenues.
Gross profit decreased $3.1 million year-over-year. Results were driven by a $2.1 million increase in the Lifecore segment that was more than offset by a $5.2 million decrease in the Curation Foods segment.

Net loss from continuing operations increased $34.4 million to a loss of $35.9 million for fiscal fourth quarter, which includes a non-cash goodwill and intangibles impairment charge of $27.0 million, net of taxes, related to the avocado products business and $7.0 million of restructuring and non-recurring charges, net of taxes, related to consolidating and optimizing operations associated with Project SWIFT. This compares to a net loss of $1.4 million in the prior year period, which includes $1.6 million of restructuring and non-recurring charges, net of tax, related to consolidating and optimizing operations associated with Project SWIFT.
Adjusted EBITDA decreased $0.2 million, or 3.8%, year-over-year, to $6.0 million for fiscal fourth quarter 2022, which excludes restructuring and other non-recurring charges. This compares to adjusted EBITDA of $6.3 million in the prior year fiscal fourth quarter. At the segment level during fiscal fourth quarter 2022, Lifecore generated $8.9 million in adjusted EBITDA, which represents an increase of $1.2 million, or 15.9%, versus the prior year period.
SEGMENT RESULTS:
Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Twelve Months Ended		Change
	May 29, 2022	May 30, 2021	Amount	%	May 29, 2022	May 30, 2021	Amount	%
Revenue:
CDMO	$22,362	$21,923	$439	2%	$86,313	$75,297	$11,016	15%
Fermentation	5,251	3,916	1,335	34%	23,007	22,790	217	1%
Total revenue	$27,613	$25,839	$1,774	7%	$109,320	$98,087	$11,233	11%

Lifecore is the Company’s CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by utilizing its specialized capabilities to partner with and provide value added services to biopharmaceutical and medical device companies. Lifecore continues to drive growth and profitability with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients’ lives.
In the fiscal fourth quarter 2022, Lifecore realized total revenues of $27.6 million, a 6.9% increase as compared to the prior year period driven by a 34.1% increase in its fermentation business and a 2.0% increase in its CDMO business. The increase is primarily due to the timing of shipments within the fiscal year for the fermentation business. For the full fiscal year, CDMO revenues increased 14.6%.
Lifecore replaced three projects in its development pipeline in fiscal fourth quarter, with the total remaining at 24 active developmental programs under contract. These projects are delineated as follows: early phase or proof of concept (5), Phase 1 and Phase 2 clinical development (11), and Phase 3 clinical development or scale-up/commercial validation activity (8). Lifecore currently manufactures 26 commercial products for 13 clients, which remains unchanged from fiscal third quarter 2022.

Curation Foods Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Twelve Months Ended		Change
	May 29, 2022	May 30, 2021	Amount	%	May 29, 2022	May 30, 2021	Amount	%
Revenue:
Olive oil and vinegars	$2,270	$1,948	$322	17%	$9,287	$7,589	$1,698	22%
Avocado products	17,251	16,467	784	5%	65,269	63,575	1,694	3%
Technology	493	662	(169)	(26)%	1,910	2,295	(385)	(17)%
Total revenue	$20,014	$19,077	$937	5%	$76,466	$73,459	$3,007	4%
Curation Foods is the Company’s natural food business. The Company continued its focus on execution of Project SWIFT – the Company’s value creation program that aims to strengthen the Curation Foods segment by simplifying the business, improving operating cost structure, and enhancing profitability with a focus on higher margin products. On December 13, 2021 the Company closed on the Eat Smart Disposition for $73.5 million in cash, subject to certain adjustments; those results have been reclassified as discontinued operations within the Company’s financial statements.
Curation Foods realized total revenues from continuing operations of $20.0 million for the fiscal fourth quarter, an increase of 4.9% versus the prior year period, primarily driven by a 16.5% increase in sales velocity from O Olive and a 4.8% increase in Avocado Products.
CASH FLOW & BALANCE SHEET
Cash used in operations was $24.4 million for the twelve month period ended May 29, 2022 compared to cash provided by operations of $15.0 million in the prior year period. Cash from investing activities increased $92.6 million versus the prior year period, primarily driven by proceeds from the Eat Smart disposition of $73.5 million plus sale of the Windset investment of $45.1 million. Capital expenditures were $28.1 million for the twelve month period ended May 29, 2022 primarily focused on supporting Lifecore’s long-term growth initiatives. Cash used in financing activities was $57.0 million for the twelve month period ended May 29, 2022 driven by repayments on the Company’s term debt.
During fiscal 2022, the Company repaid a total of $130.5 million in borrowings through the utilization of its net proceeds from the Windset investment sale and the Eat Smart Disposition, which was partially offset by additional borrowings during the year. The Company had cash and cash equivalents of $1.6 million as of May 29, 2022. Total bank debt, net of cash, at fiscal fourth quarter end was $136.4 million, consisting of its line of credit and long-term debt, compared to $192.7 million at fiscal 2021 year end.
FISCAL 2023 OUTLOOK:
The Company is introducing its full year fiscal 2023 guidance for its Lifecore and Corporate segments. Guidance metrics are provided below with growth figures that are compared to fiscal 2022:

•Lifecore segment revenue: range of $122 million to $126 million (+12% to +15%)
•Lifecore segment adjusted EBITDA: range of $31.0 million to $32.5 million (+7% to +12%)
•Other segment (corporate expense): range of ($7.0) million to ($7.5) million
Conference Call
The live webcast can be accessed via Landec’s website on the Investor Events & Presentations page. The webcast will be available for 30 days.

Date: Wednesday, August 10, 2022
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Direct Webcast link: http://ir.Landec.com/events.cfm
To participate in the conference call via telephone, dial toll-free: (877) 407-3982 or (201) 493-6780. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization.
A replay of the call will be available through Wednesday, August 17, 2022 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 13731657.
About Landec Corporation
Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, Inc. and Curation Foods, Inc. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels. Curation Foods brands include Yucatan® and Cabo Fresh® avocado products and O Olive Oil & Vinegar® premium artisan products. For more information about the Company, visit Landec’s website at www.landec.com.
Non-GAAP Financial Information
This press release contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA.
The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LANDEC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	May 29, 2022	May 30, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,643	$1,159
Accounts receivable, less allowance for credit losses	48,326	41,430
Inventories	66,966	63,076
Prepaid expenses and other current assets	7,052	5,038
Current assets, discontinued operations	—	37,618
Total Current Assets	123,987	148,321

Property and equipment, net	130,435	120,286
Operating lease right-of-use assets	8,580	17,098
Goodwill	13,881	33,916
Trademarks/tradenames, net	8,400	17,100
Customer relationships, net	7,150	8,532
Other assets	3,002	3,531
Other assets, discontinued operations	—	154,140
Total Assets	$295,435	$502,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,802	$16,298
Accrued compensation	9,262	7,754
Other accrued liabilities	7,802	3,955
Current portion of lease liabilities	5,026	1,600
Deferred revenue	919	637
Line of credit	40,000	29,000
Current portion of long-term debt, net	599	—
Current liabilities, discontinued operations	—	42,644
Total Current Liabilities	79,410	101,888

Long-term debt, net	97,483	164,902
Long-term lease liabilities	9,983	20,359
Deferred taxes, net	232	6,140
Other non-current liabilities	190	2,870
Non-current liabilities, discontinued operations	—	3,981
Total Liabilities	187,298	300,140

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 29,513 and 29,333 shares issued and outstanding at May 29, 2022 and May 30, 2021, respectively	30	29
Additional paid-in capital	167,352	165,533
Retained earnings (accumulated deficit)	(58,659)	38,580
Accumulated other comprehensive loss	(586)	(1,358)
Total Stockholders’ Equity	108,137	202,784
Total Liabilities and Stockholders’ Equity	$295,435	$502,924

LANDEC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	May 29, 2022	May 30, 2021	May 29, 2022	May 30, 2021
Product sales	$47,627	$44,916	$185,786	$171,546
Cost of product sales	36,119	30,336	135,233	121,075
Gross profit	11,508	14,580	50,553	50,471

Operating costs and expenses:
Research and development	2,056	1,900	7,841	7,423
Selling, general and administrative	15,423	9,690	42,631	37,660
Impairment of goodwill and intangible assets	28,735	—	28,735	—
Legal settlement charge	—	—	—	1,763
Restructuring costs	979	933	9,385	3,759
Total operating costs and expenses	47,193	12,523	88,592	50,605
Operating loss	(35,685)	2,057	(38,039)	(134)

Interest income	15	17	81	48
Interest expense	(3,385)	(3,778)	(17,261)	(10,387)
Loss on debt refinancing	—	—	—	(1,110)
Other (expense) income, net	2,655	47	3,296	111
Net loss before tax	(36,400)	(1,657)	(51,923)	(11,472)
Income tax benefit (expense)	518	213	5,839	1,903
Net loss from continuing operations	$(35,882)	$(1,444)	$(46,084)	$(9,569)

Discontinued operations:
Loss from discontinued operations	$(596)	$(1,784)	$(51,276)	$(28,994)
Income tax benefit	7	362	121	5,898
Loss from discontinued operations, net of tax	(589)	(1,422)	(51,155)	(23,096)
Net loss	(36,471)	(2,866)	(97,239)	(32,665)

Diluted net loss per share
Loss from continuing operations	$(1.22)	$(0.05)	$(1.56)	$(0.33)
Loss from discontinued operations	(0.02)	(0.05)	(1.74)	(0.79)
Total diluted net loss per share	$(1.24)	$(0.10)	$(3.30)	$(1.12)

Shares used in diluted per share computation	29,514	29,332	29,466	29,294

LANDEC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Twelve Months Ended
	May 29, 2022	May 30, 2021
Cash flows from operating activities:
Net loss	$(97,239)	$(32,665)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Impairment of goodwill and intangible assets	60,792	—
Depreciation, amortization of intangibles, debt costs, and right-of-use assets	17,788	19,867
Deferred taxes	(6,884)	(7,893)
Loss on disposal of property and equipment related to restructuring, net	5,185	10,143
Stock-based compensation expense	2,608	3,360
Loss on sale of Eat Smart	336	—
Net loss on disposal of property and equipment held and used	152	61
Provision (benefit) for expected credit losses	(14)	418
Change in investment in non-public company, fair value	—	11,800
Loss on debt refinancing	—	1,110
Other, net	(426)	(74)
Changes in current assets and current liabilities:
Accounts receivable, net	(6,292)	5,775
Inventories	(6,081)	(3,352)
Prepaid expenses and other current assets	(602)	7,941
Accounts payable	9,343	(5,982)
Accrued compensation	(2,522)	3,270
Other accrued liabilities	(525)	460
Deferred revenue	(18)	778
Net cash (used in) provided by operating activities	(24,399)	15,017

Cash flows from investing activities:
Proceeds from sale of Eat Smart	73,500	—
Eat Smart sale net working capital adjustment and cash sale expenses	(9,839)	—
Proceeds from sale of investment in non-public company	45,100	—
Purchases of property and equipment	(28,134)	(23,769)
Proceeds from sales of property and equipment	1,141	12,913
Net cash provided by (used in) investing activities	81,768	(10,856)

Cash flows from financing activities:
Proceeds from long-term debt	20,000	170,000
Payments on long-term debt	(86,411)	(114,130)
Proceeds from lines of credit	55,111	100,000
Payments on lines of credit	(44,111)	(148,400)
Payments for debt issuance costs	(821)	(10,484)
Taxes paid by Company for employee stock plans	(789)	(405)
Net cash used in financing activities	(57,021)	(3,419)

Net increase in cash, cash equivalents and restricted cash	348	742
Cash and cash equivalents and restricted cash, beginning of period	1,295	553
Cash and cash equivalents and restricted cash, end of period	$1,643	$1,295

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$2,260	$4,724

LANDEC CORPORATION
SEGMENT RESULTS
(Unaudited and in thousands)

(Unaudited and in thousands)	Three Months Ended		Change		Twelve Months Ended		Change
	May 29, 2022	May 30, 2021	Amount	%	May 29, 2022	May 30, 2021	Amount	%
Revenues:
Curation Foods	$20,014	$19,077	$937	5%	$76,466	$73,459	$3,007	4%
Lifecore	27,613	25,839	1,774	7%	109,320	98,087	11,233	11%
Total revenues	$47,627	$44,916	$2,711	6%	$185,786	$171,546	$14,240	8%

Gross profit:
Curation Foods	$(1,853)	$3,352	$(5,205)	N/M	$6,808	$12,206	$(5,398)	(44)%
Lifecore	13,361	11,228	2,133	19%	43,745	38,265	5,480	14%
Total gross profit	$11,508	$14,580	$(3,072)	(21)%	$50,553	$50,471	$82	—%

Net (loss) income from continuing operations:
Curation Foods	$(36,155)	$453	$(36,608)	N/M	$(30,333)	$(357)	$(29,976)	8397%
Lifecore	5,359	4,753	606	13%	16,675	14,461	2,214	15%
Other	(5,086)	(6,650)	1,564	(24)%	(32,426)	(23,673)	(8,753)	37%
Total net loss from continuing operations	$(35,882)	$(1,444)	$(34,438)	(2385)%	$(46,084)	$(9,569)	$(36,515)	(382)%
Loss from discontinued operations, net of tax:
Curation Foods	$(589)	$(1,422)	$833	(59)%	$(48,114)	$(23,096)	$(25,018)	108%
Other	—	—	—	N/M	(3,041)	—	(3,041)	N/M
Net (loss) income	$(36,471)	$(2,866)	$(33,605)	1173%	$(97,239)	$(32,665)	$(64,574)	198%

EBITDA:
Curation Foods	$(36,316)	$(349)	$(35,967)	10306%	$(87,973)	$(22,956)	$(65,017)	283%
Lifecore	8,815	7,702	1,113	14%	28,542	24,531	4,011	16%
Other	(3,222)	(4,457)	1,235	(28)%	(15,709)	(16,123)	414	(3)%
Total EBITDA	$(30,723)	$2,896	$(33,619)	N/M	$(75,140)	$(14,548)	$(60,592)	416%

Non-GAAP Financial Information and Reconciliations
EBITDA and adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges. The table below presents the reconciliation of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(Unaudited and in thousands)	Three Months Ended		Twelve Months Ended
	May 29, 2022	May 30, 2021	May 29, 2022	May 30, 2021
Net loss	$(36,471)	$(2,866)	$(97,239)	$(32,665)
Interest expense, net of interest income	3,370	3,761	17,180	11,449
Income tax benefit	(518)	(213)	(5,839)	(1,903)
Depreciation and amortization	2,896	2,214	10,758	8,571
Total EBITDA	(30,723)	2,896	(75,140)	(14,548)
Restructuring and other non-recurring charges (1)	7,419	1,939	18,273	9,339
Impairment of goodwill and intangibles	28,735	—	28,735	—
Loss from discontinued operations, net of tax	589	1,422	51,155	23,096
Total adjusted EBITDA	$6,020	$6,257	$23,023	$17,887

(Unaudited and in thousands)	Lifecore	Curation Foods	Other	Total
Three Months Ended May 29, 2022
Net (loss) income	$5,359	$(36,744)	$(5,086)	$(36,471)
Interest expense, net of interest income	(15)	—	3,385	3,370
Income tax (benefit) expense	1,692	(679)	(1,531)	(518)
Depreciation and amortization	1,779	1,107	10	2,896
Total EBITDA	8,815	(36,316)	(3,222)	(30,723)
Restructuring and other non-recurring charges (1)	115	5,836	1,468	7,419
Impairment of goodwill and intangibles	—	28,735	—	28,735
Loss from discontinued operations, net of tax	—	589	—	589
Total adjusted EBITDA	$8,930	$(1,156)	$(1,754)	$6,020

Twelve Months Ended May 29, 2022
Net (loss) income	$16,675	$(78,447)	$(35,467)	$(97,239)
Interest expense, net of interest income	(72)	300	16,952	17,180
Income tax (benefit) expense	5,266	(13,831)	2,726	(5,839)
Depreciation and amortization	6,673	4,005	80	10,758
Total EBITDA	28,542	(87,973)	(15,709)	(75,140)
Restructuring and other non-recurring charges (1)	387	11,958	5,928	18,273
Impairment of goodwill and intangibles	—	28,735	—	28,735
Loss from discontinued operations, net of tax	—	48,114	3,041	51,155
Total adjusted EBITDA	$28,929	$834	$(6,740)	$23,023

Three Months Ended May 30, 2021
Net (loss) income	$4,753	$(969)	$(6,650)	$(2,866)
Interest expense and loss on debt refinancing, net of interest income	—	135	3,626	3,761
Income tax (benefit) expense	1,502	(261)	(1,454)	(213)
Depreciation and amortization	1,447	746	21	2,214
Total EBITDA	7,702	(349)	(4,457)	2,896
Restructuring and other non-recurring charges (1)	—	—	1,939	1,939
Loss from discontinued operations, net of tax	—	1,422	—	1,422
Total adjusted EBITDA	$7,702	$1,073	$(2,518)	$6,257

Twelve Months Ended May 30, 2021
Net (loss) income	$14,461	$(23,453)	$(23,673)	$(32,665)
Interest expense and loss on debt refinancing, net of interest income	—	545	10,904	11,449
Income tax (benefit) expense	4,568	(3,020)	(3,451)	(1,903)
Depreciation and amortization	5,502	2,972	97	8,571
Total EBITDA	24,531	(22,956)	(16,123)	(14,548)
Restructuring and other non-recurring charges (1)	—	2,123	7,216	9,339
Loss from discontinued operations, net of tax	—	23,096	—	23,096
Total adjusted EBITDA	$24,531	$2,263	$(8,907)	$17,887
(1)    During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the fourth quarter of fiscal year 2022, the Company incurred (1) $1.0 million of restructuring charges ($9.4 million year to date), primarily related to consulting, legal costs, lease impairment, and $6.4 million ($8.9 million year to date) of certain non-recurring charges, primarily related to potential environmental and compliance matters at Curation Foods’ Avocado Products factory in Silao, Mexico, and other restructuring related legal and consulting costs.